                                                                   Exhibit 10.27

                           Schedule to Exhibit 10.27

     Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the dates of execution, or other material details from the document filed as Exhibit 10.27.

Exhibit 10.27 Filed

Agreement:       Trademark License Agreement
Date:            September 26, 2003
Licensor:        Beijing Super Channel Network Limited
Licensee:        Beijing Lei Ting Wan Jun Network Technology Company Limited
Scope:           The trademark licensed to the Licensee is for the websites of
                 tom.com, tom, bj.tom.com, and the Internet-related businesses
                 Internet of the Licensee.

Agreements Substantially Identical to Exhibit 10.27 and Omitted

Agreement:       Trademark License Agreement
Date:            September 26, 2003
Licensor:        Beijing Super Channel Network Limited
Licensee:        Shenzhen Freenet Information Technology Company Limited
Scope:           The trademark licensed to the Licensee is for the website of
                 163.net and the Internet-related businesses of the Licensee.

Agreement:       Trademark License Agreement
Date:            November 19, 2003
Licensor:        Beijing Super Channel Network Limited
Licensee:        Beijing Lei Ting Wu Ji Network Technology Company Limited
Scope:           The trademark license granted to the Licensee is for the
                 websites of ltwj.com and tomkid.com.cn and the Internet-related businesses of the Licensee.

[Translation of Chinese original]

--------------------------------------------------------------------------------

                           TRADEMARK LICENSE AGREEMENT

     This Trademark License Agreement (the "Agreement") is entered into as of September 26, 2003 by and between the following two parties in Beijing.

The Licensor:    Beijing Super Channel Network Limited.

Legal Address:   F09 2/F, 3 Yongchangbeilu Road, Beijing Economic and
                 Technological Development Zone, China

The Licensee:    Beijing Lei Ting Wan Jun Network Technology Co., Ltd.

Legal Address:   C01, Yongchang Business Center, 3 Yongchangbeilu Road,
                 Beijing Economic and Technological Development Zone, China

     WHEREAS, the Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of PRC, has the right of licencing to the trademarks as defined in Appendix 1.

     WHEREAS, the Licensee, a wholly domestic invested company registered in Beijing under the laws of the People's Republic of China (the"PRC"), is licensed by Beijing Municipal Telecommunication Management Bureau to carry on the business of the internet information provision service, Internet access service, and mobile network value-added telecommunication service;

     WHEREAS, the Licensor desires to license the trademarks to the Licensee in accordance with the terms and conditions set forth herein and the Licensee wishes to accept the license on the terms and conditions set forth herein;

     NOW THEREFORE, the parties agree as follows:

1.   Grant of License

     1.1  The Trademarks

     Upon the terms and conditions hereinafter set forth, the Licensor hereby grants a general license to the Licensee the registered trademarks as defined in Appendix 1, and the Licensee hereby accepts the general license to use the trademarks as defined in Appendix 1, including all the trademarks, any part of the trademarks, and any design, character, symbol, and visual representation of the trademarks (collectively the "Trademarks"). The license hereunder is non-exclusive.

     1.2  Scope

          1.2.1 The use of the Trademarks granted by Licensor to Licensee extends only to the net of Tom/Tom/Beijing Tom Net (collectively, "Net of Tom") operated by Licensee and the business relating to the Internet operated by the Licensee in the PRC. The Licensee agrees that it will not make, or authorize any use, direct or indirect, of the Trademarks by any other means, unless there are contradictory stipulations in this Agreement.

          1.2.2 The license hereby granted extends only to the PRC. The Licensee agrees that it will not make or authorize any direct or indirect use of the Trademarks in any other area.

2.   Terms of Payment

     The Licensee agrees to pay to the Licensor a license fee and the details of license fee and the form of payment are set forth in Appendix 2.

3.   Goodwill

     The Licensee recognizes the value of the goodwill associated with the Trademarks, and acknowledges that the Trademarks and all intellectual property rights therein and goodwill pertaining thereto shall be the sole and exclusive property of the Licensor, and that the Trademarks have an underlying association with the Licensor by public perception.

4.   Confidentiality

     4.1 The Licensee shall protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee by accepting licencing of the Trademarks from the Licensor (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's option, return all and any documents, information or software including any of such Confidential Information to the Licensor or destroy it and delete the Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party without the Licensor's prior written consent,.

     4.2 It is agree that Section 4.1 shall survive any amendment expiration or termination of this Agreement.

5.   Representations and Warranties

     5.1 The Licensor makes to the Licensee the following representations and warranties:

          5.1.1 the Licensor is a company duly registered and in good standing under the laws of the PRC;

          5.1.2 the Licensor, subject to its business scope, has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals or authorizations from any other third party and government authority to execute and perform this Agreement, which will not constitute or result in a violation of any enforceable and effective laws or former agreements;

          5.1.3 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution;

          5.1.4  the Licensor has the exclusive ownership of the Trademarks.

     5.2 The Licensee make to the Licensor the following representations and warranties:

          5.2.1 the Licensee, is a company duly registered and validly existing under the laws of the PRC and is licensed by the relevant PRC government to engage in the business of providing Internet access services;

          5.2.2 the Licensee has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals or authorizations from any other third party and government authority to execute and perform this Agreement, which will not constitute or result in a violation of any enforceable and effective laws or former agreements;

          5.2.3 the Agreement will constitute a legal, valid and binding agreement of the Licensee and will be enforceable against the Licensee in accordance with its terms upon its execution.

6.   The Licensor's Right of Licencing and Protection of the Licensor's Rights

     6.1 The Licensee agrees that it will not during the term of this Agreement, or thereafter, challenge the right of licencing or any rights of the Licensor in and to the Trademarks or challenge the validity of this license or otherwise take or fail to take any action that impairs such rights or license.

     6.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Trademarks. In the event any third party lodges a claim concerning the Trademarks, the Licensor, if it so desires may commence or prosecute any claims or lawsuits in its own name or in the name of the Licensee or join the Licensee as a party thereto. In the event any third party infringes on the above mentioned Trademarks, the Licensee shall notify the Licensor in writing of any infringements or imitations by others of the Trademarks which may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

     6.3 The Licensee further agrees to use the Trademarks only in accordance with this Agreement and shall not use such Trademarks in any way, which, in the opinion of the Licensor, is deceptive, misleading or in any way detrimental to such Trademarks or the reputation of the Licensor.

7.   Quality

     The Licensee shall use its reasonable best efforts to improve the quality of Net of Tom, so to protect and enhance the reputation of the Trademarks.

8.   Promotion

     In all cases where the Licensee produces promotional material involving the Trademarks, the production cost of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Trademarks thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee. The Licensee agrees not to advertise or publicize any of the Trademarks on radio, television, papers, magazines, the Internet or otherwise without the prior written consent of the Licensor.

9.   Effective Date and Term

     9.1 This Agreement has been duly executed by their authorized representatives as of the date first set forth above and shall be effective simultaneously. The term of this Agreement is ten (10) years unless earlier terminated as set forth below. However, the Licensor and the Licensee shall review this Agreement every 3 months to determine whether any amendment to the Agreement is necessary depending on the circumstances.

     9.2 This Agreement may be extended for one year only if the Licensor gives the Licensee its written consent of the extension of this Agreement prior to the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

10.  Record Filing

     Within three (3) months after the execution of the Agreement, the Licensor shall make a record filing of the copy of the Agreement to the relevant trademark management authority of China.

11.  Termination

     11.1 Termination on Expiration.

     This Agreement shall expire on the earlier date of the date due and the date when the Licensor's right of licensing is terminated, unless this Agreement is extended as set forth above.

     11.2 Early Termination

     Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including but not limited to Section 6.1, 6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

     During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination.

     11.3 Survival.

     Article 3, 4, 6 and 16 shall survive after the termination or expiration of this Agreement.

12.  Force Majeure

     12.1 Force Majeure, which includes but is not limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning and war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

     12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

13.  Notices

     Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

     Party A:    Beijing Super Channel Network Co., Ltd.
                 8/F Tower W3 Oriental Plaza, 1 DongChangan Avenue, Dongcheng District, Beijing, China

                 Attention:
                 Telephone No.: 010-65283399
                 Facsimile No.: 010-85181160


     Party B:    Beijing Lei Ting Wan Jun Network Technology Co., Ltd.
                 8/F Tower W3 Oriental Plaza, 1 DongChangan Avenue, Dongcheng District, Beijing, China

                 Attention:
                 Telephone No.: 010-65283399
                 Facsimile No.: 010-85181160

14.  Assignment or Sublicense

     The Licensee shall not assign, lease, pledge, sublicense, or in any other way transfer the rights or responsibilities Licensed pursuant to the Agreement to any third party/parties, or transfer the economic benefits of the license granted hereby or any portion of the rights included therein to any third party without the prior written consent of the Licensor.

15.  Settlement of Disputes

     The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within 30 days after one party ask for consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance as its terms.

16.  Governing Law

     The validity, interpretation and implementation of this Agreement shall be governed by the laws of PRC.

17.  Amendment and Supplement

     The Agreement shall not be amended or modified except by a written instrument come into force only signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

18.  Severability

     Any provision of this Agreement which is invalid or unenforceable due to the violation of the relevant laws in any jurisdiction shall be void of effectiveness and birding force within the relevant fields of such jurisdiction without affecting in any way the remaining provisions hereof.

19.  Appendices

     The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed by a duly authorized representative each on behalf of the Party hereto as of the date first set forth above.


Licensor :     Beijing Super Channel Network Limited.

Representative:_____________________________


Licensee:      Beijing Lei Ting Wan Jun Network Technology Co., Ltd.

Representative:_____________________________

                                   Appendix 1


                       Trademark Registration Certificate

                                   Appendix 2

Licensee should pay Licensor License fee Renminbi 1000 per year. Licensor may waive this fee in the further. The Licensor has the sole right to determine whether or not to exempt the Licensee's duty to pay License fee.